UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 26, 2010

Date of Report (Date of earliest event reported)

SOLARWINDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3711 South MoPac Expressway

Building Two

Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2010, Kenny L. Van Zant, Senior Vice President and Chief Product Strategist of SolarWinds, Inc. (the “Company”), decided, due to personal and family reasons, that he wished to reduce his duties and responsibilities with the Company. Mr. Van Zant is a “named executive officer” for whom disclosure was required to be made by the Company in its most recent proxy statement pursuant to Item 402(c) of Regulation S-K. Effective May 1, 2010, Mr. Van Zant will no longer be deemed an executive officer of the Company.

Mr. Van Zant entered into an Amended and Restated Employment Agreement (the “Agreement”) with the Company. Under the terms of the Agreement, Mr. Van Zant will be paid a base salary of $125,000 per year, will be entitled to participate in all employee benefit plans in effect for employees of the Company and will continue to be an employee of the Company until April 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Date: April 26, 2010	By:	/s/ Michael J. Berry
Michael J. Berry
Senior Vice President and Chief Financial Officer